UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 31, 2007

NATIONAL COAL CORP.
(Exact name of registrant as specified in its charter)

Florida	0-26509	65-0601272
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8915 George Williams Road
Knoxville, Tennessee 37923
(Address of Principal Executive Offices/Zip Code)

(865) 690-6900
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(B))

☐ Pre-commencement communications pursuant to Rule 13e-4(c)) under the Exchange Act (17 CFR 240.13e-4c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Resignation of Current Chief Operating Officer

Effective August 31, 2007, Kenneth Hodak resigned as the Chief Operating Officer of our wholly-owned subsidiary, National Coal Corporation. In connection with his resignation, we agreed to pay Mr. Hodak one month base salary.

Appointment of New Chief Operating Officer

Effective August 31, 2007, Bill Snodgrass, age 43, was appointed to replace Mr. Hodak as our Chief Operating Officer. Mr. Snodgrass also will continue to serve as our Senior Vice President for Business Development. Mr. Snodgrass has served as our Senior Vice President for Business Development since March 1, 2007. Mr. Snodgrass served as our Operations Manager from July 2003 until March 2006, and as our Chief Operating Officer from May 2006 until March 2007. Mr. Snodgrass also served as our consultant from February 2003 to July 2003. Prior to joining us, Mr. Snodgrass served as superintendent and area manager for Tennessee Mining, Inc., a subsidiary of Addington Enterprises, Inc., one of the largest coal companies in the nation, a position he held from 1994 until February 2003. Mr. Snodgrass currently serves us on an “at will” basis, and does not have a written employment agreement with the company. Mr. Snodgrass receives a base salary of $180,000 per annum, and participates in benefit programs offered to all senior executive officers of the company.

In connection with his appointment as Chief Operating Officer, we issued to Mr. Snodgrass a 10-year option to purchase 100,000 shares of our common stock at an exercise price of $3.00 per share, the closing market price of our common stock on the Nasdaq National Market on the last trading day prior to the date of grant, which option vests 50% on the date of grant and 50% on the first anniversary of the date of grant.

Other than compensation for services as an employee of ours, since January 1, 2006, there has not been, nor is there currently proposed, any transaction or series of similar transactions to which we were or will be a party with Mr. Snodgrass in which the amount involved exceeds $120,000.

There are no understandings or arrangements between Mr. Snodgrass and any other person pursuant to which Mr. Snodgrass was selected as Chief Operating Officer. Mr. Snodgrass does not have any family relationship with any director, executive officer or person nominated or chosen by our Board of Directors to become a director or executive officer.

Item 9.01	Financial Statements and Exhibits

(c)	Exhibits.

The following exhibits are filed herewith:

Exhibit Number	Description

99.1	Press Release dated September 4, 2007, published by National Coal Corp.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL COAL CORP.

Date: September 6, 2007	By:	/s/ T. Michael Love
T. Michael Love
Chief Financial Officer